UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Otonomy, Inc.

(Name of Registrant as Specified In Its Charter)

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OTONOMY, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Otonomy, Inc. (“Otonomy”), which will be held on June 22, 2021 at 8:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/OTIC2021, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of Otonomy, I would like to thank you for your continued support.

Sincerely,

David A. Weber, Ph.D.
President and Chief Executive Officer

OTONOMY, INC.

4796 Executive Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 22, 2021 at 8:00 a.m. Pacific Time

Place

The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/OTIC2021.

Items of Business

•        To elect two directors from the nominees described in this proxy statement.

•        To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

•        To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.

•        To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	April 23, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 22, 2021. Our proxy statement and Annual Report to Stockholders are available on our website at http://investors.otonomy.com in the Financial Information section of our Investor Relations webpage.

By order of the Board of Directors,

Paul E. Cayer
Chief Financial and Business Officer
San Diego, California

April 28, 2021

The date of this proxy statement is April 28, 2021 and it is being mailed to stockholders on or about May 6, 2021.

OTONOMY, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on June 22, 2021

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 22, 2021 at 8:00 a.m. Pacific Time virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/OTIC2021, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at Otonomy’s Annual Meeting, which will take place on June 22, 2021. Stockholders are invited to virtually attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about May 6, 2021 in connection with the solicitation of proxies on behalf of the board of directors.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of two Class I directors to hold office until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;
•	the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of each of the two directors nominated by the board of directors and named in this proxy statement as Class I directors to serve for a three-year term;
•	FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 23, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 56,618,092 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with EQ Shareowner Services, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote during the virtual Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

What do I need to do to virtually attend the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to virtually attend and/or vote your shares at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still virtually attend the Annual Meeting even if you do not have a legal proxy.

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/OTIC2021. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 21, 2021 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 21, 2021 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 21, 2021. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the Board. The board of directors recommends that you vote FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term; FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement; and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•

You may vote virtually during the Annual Meeting. If you plan to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/OTIC2021, you may vote you may vote electronically during the meeting. Please have your proxy card in hand when you visit the website.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;
•	signing and returning a new proxy card with a later date;
•	delivering a written revocation to our Secretary at Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121, by 11:59 p.m. Eastern Time on June 21, 2021; or
•	attending the Annual Meeting and voting during the virtual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);
•	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement (Proposal No. 2); and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 3); and
•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter.

Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 and Proposal No. 2 are non-routine matters, while Proposal No. 3 is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 and Proposal No. 2, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 3. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposals No. 2 and 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 56,618,092 shares of common stock outstanding, which means that 28,309,047 shares of common stock must be represented in person (including virtually) or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of Class I directors requires a plurality vote of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement requires an affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of Proposal No. 2. Because Proposal No. 2 is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•

Proposal No. 3: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials.

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Otonomy or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Otonomy, Inc.

Attention: Secretary

4796 Executive Drive

San Diego, California 92121

(619) 323-2200

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 6, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Otonomy, Inc.

Attention: Secretary

4796 Executive Drive

San Diego, California 92121

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 18, 2022 and
•	not later than March 22, 2022

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently comprised of seven (7) members. Our board of directors has affirmatively determined that six (6) of our seven (7) directors, are independent within the meaning of the independent director requirements of The NASDAQ Stock Market LLC (“NASDAQ”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our corporate governance and nominating committee, we are nominating James B. Breitmeyer, M.D., Ph.D. and David A. Weber, Ph.D. for election as Class I directors at the Annual Meeting. If elected, Drs. Breitmeyer and Weber will each hold office for a three-year term until the annual meeting of stockholders to be held in 2024 or until their successors are duly elected and qualified.

The following table sets forth the names, ages as of March 31, 2021 and certain other information for the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

						Expiration of
					Current	Term For
				Director	Term	Which
Name	Class	Age	Position	Since	Expires	Nominated
1. Director Nominees
James B. Breitmeyer, M.D., Ph.D. (1)(2)	I	67	Director	2018	2021	2024
David A. Weber, Ph.D.	I	61	President, Chief Executive Officer and Director	2010	2021	2024
2. Continuing Directors
Jay Lichter, Ph.D. (2)	II	59	Chairman of the Board	2008	2022	—
Theodore R. Schroeder (2)	II	66	Director	2015	2022	—
Vickie Capps (1)(3)	III	59	Director	2014	2023	—
Ciara Kennedy, Ph.D. (3)	III	49	Director	2020	2023	—
Iain McGill (1)(3)	III	48	Director	2016	2023	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our corporate governance and nominating committee

Nominees for Director

James B. Breitmeyer, M.D., Ph.D. has served on our board of directors since June 2018. Since September 2015, Dr. Breitmeyer has served as President, Chief Executive Officer and director of Oncternal Therapeutics, Inc. a clinical-stage oncology biotechnology company. He has been a director of Zogenix, Inc., a pharmaceutical company, since March 2014, and was their acting Chief Medical Officer from August 2012 to February 2013.

Previously, Dr. Breitmeyer served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015. He previously served as the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., a pharmaceutical company, from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly-owned subsidiary of Eli Lilly and Co., a global pharmaceutical company, from December 2001 to August 2006. Dr. Breitmeyer has also served as President and Chief Executive Officer of the Harvard Clinical Research Institute, and as Chief Medical Officer and Head of Research & Development for North America at Serono Laboratories Inc., an international biopharmaceutical company. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., a biotechnology company, and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology.

We believe Dr. Breitmeyer is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, and significant expertise in the medical field.

David A. Weber, Ph.D. has served as our President and Chief Executive Officer and on our board of directors since November 2010. Prior to joining us, Dr. Weber served from February 2004 to April 2010 as the Chief Executive Officer of MacuSight, Inc., a developer of a sustained delivery formulation of sirolimus for the treatment of severe ophthalmic diseases. Prior to MacuSight, he served as acting Chief Executive Officer and Executive Vice President of Oculex Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of intraocular pharmaceuticals and drug delivery systems, until its acquisition by Allergan in 2003. Dr. Weber has also held management positions in healthcare product development with Oral-B Laboratories and The Procter & Gamble, Co., a consumer products company. From September 2018 to April 2021, he served on the board of directors of Oculis, a clinical stage ophthalmic biotechnology company. Dr. Weber received his Ph.D. in medical microbiology from Creighton University and his Master’s and Bachelor’s degrees in biological sciences from Wichita State University.

We believe Dr. Weber is qualified to serve on our board of directors because of his broad range of experience in business and healthcare product development, including over a decade as the chief executive officer of companies developing locally delivered therapeutics.

Continuing Directors

Vickie Capps has served on our board of directors since March 2014. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc., a medical device company. Prior to joining DJO Global, Inc., Ms. Capps served as the Chief Financial Officer of several other public and private companies. Ms. Capps has served as a member of the board of directors of NuVasive, Inc., a medical device company, since June 2015, and is the chair of its audit committee and a member of its nominating, corporate governance and compliance committee. Since November 2019, she has also served as a member of the board of directors of Amedisys, Inc., a provider of home health and hospice services, and is the chair of its audit committee and a member of its compensation and nominating and corporate governance committees. Since May 2020, Ms. Capps has served as a member of the board of directors of Silverback Therapeutics, Inc., a biotechnology company, and is the chair of its audit committee and a member of its nominating and corporate governance committee. In addition, Ms. Capps serves as a member of the senior advisory board of Consonance Partners (CCP), a healthcare investment firm, and was a member of the board of directors of CCP’s portfolio company, Eagle Rx, Inc., a provider of pharmacy services to the hospice industry, until the sale of the company in January 2020. Ms. Capps was also a member of the board of directors of OmniGuide, Inc., a private medical device company until December 31, 2020. In addition, Ms. Capps serves as a member of the board of directors of the San Diego State University Research Foundation and is a member of its audit committee and its finance and investment committee. Ms. Capps previously served as a member of the board of directors of Synthorx, Inc., a biotechnology company, from April 2018 until the sale of the company in January 2020. Earlier in her career, Ms. Capps was a Senior Audit and Accounting Professional at Ernst & Young, LLP. Ms. Capps is a California Certified Public Accountant and was recognized as a CFO of the Year Honoree by the San Diego Business Journal in 2009 and 2010.  Ms. Capps holds a Bachelor’s degree in Business Administration/Accounting from San Diego State University.

We believe Ms. Capps is qualified to serve on our board of directors because of her exceptionally strong skill set consisting of corporate finance, accounting, operations, investor relations, capital markets and strategic business development.

Ciara Kennedy, Ph.D. has served on our board of directors since March 2020.  Since December 2016, Dr. Kennedy has served as President, Chief Executive Officer and director of Amplyx Pharmaceuticals, and previously served as the company’s Chief Operating Officer beginning in October 2015. Amplyx is a clinical-stage company developing innovative drug therapies for debilitating and life-threatening diseases in patients with compromised immune systems. Prior to Amplyx, she served as Chief Operating Officer at Lumena Pharmaceuticals, until the company’s acquisition by Shire Pharmaceuticals, and then continued as Vice President, Head of Cholestatic Liver Disease at Shire post acquisition. Previously, Dr. Kennedy held several positions at Cypress Bioscience where she played a key role in the company’s FDA approval and launch of Savella® for fibromyalgia, and also held several positions in program and alliance management at Biogen Idec where she managed multiple development projects spanning the drug discovery and development continuum. She is a founder of Reneo Pharmaceuticals and Mirum Pharmaceuticals, and also serves as a director of privately held Aristea Therapeutics. Dr. Kennedy received her doctorate at the Queen’s University of Belfast, Northern Ireland, her Master of Business Administration from the Rady School of Management at University of California, San Diego , and her Bachelor of Science from University of Cork, Ireland.

We believe Dr. Kennedy is qualified to serve on our board of directors because of her experience as an investor in biopharmaceutical and life sciences companies, her educational background, and her leadership in the medical and life science industries.

Jay Lichter, Ph.D. has served on our board of directors since May 2008 and Chairman of our board of directors since August 2015. Dr. Lichter served as our Chief Executive Officer from inception until November 2010. Dr. Lichter is currently chief executive officer of Avelas BioSciences and Fortis, both private biotechnology companies. He is an experienced biotechnology and pharmaceutical business executive with over 25 years of experience in management, scientific research and business development. Since 2007, Dr. Lichter has been a managing director at Avalon Ventures, an early-stage venture capital fund focused on information technology and life sciences. In that role, he led Avalon’s investments in public companies Synthorx, Inc. and Aratana Therapeutics, Inc., and served as a director and chief executive officer for several privately-held biotechnology companies. He previously served on the board of directors of Synthorx, Inc. from January 2014 until the sale of the company in January 2020. Dr. Lichter also led Avalon’s investments in or currently serves on the board of several privately-held companies, including Fortis Therapeutics, Inc., Avelas BioSciences, Inc., COI Pharmaceuticals Inc. and Janux Therapeutics., among other life science companies. Dr. Lichter received a Bachelor’s degree and Ph.D. in biochemistry from the University of Illinois. He also completed post-doctoral fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

We believe Dr. Lichter is qualified to serve on our board of directors because of his experience as a venture capital investor and his experience as a biotechnology and pharmaceutical business executive with over 25 years of experience in management, scientific research and development.

Iain McGill has served on our board of directors since August 2016. Mr. McGill currently serves as Senior Vice President of Jazz Pharmaceuticals Europe and Rest of World for Jazz Pharmaceuticals Public Limited Company, an international biopharmaceutical company, since March 2015. From March 2014 to March 2015, Mr. McGill served as Head of EUSA Pharma and Senior Vice President, Jazz Pharmaceuticals, and as Chief Commercial Officer, EUSA Pharma, a specialty pharmaceutical company, from June 2012 to March 2014, when he joined Jazz Pharmaceuticals in connection with its acquisition of EUSA Pharma. From October 2011 to June 2012, Mr. McGill served as Chief Commercial Officer at EUSA Pharma (Europe) Ltd. From August 2010 to September 2011, he served as President Europe, International & Global Marketing of EUSA Pharma (Europe) Ltd, and from January 2010 to July 2010, as President of Europe. From 2006 to 2009, Mr. McGill served as Vice President and Global Business Manager at Wyeth, a pharmaceutical company acquired by Pfizer Inc. Mr. McGill holds a Bachelor of Science degree in Biochemistry from the University of London.

We believe Mr. McGill is qualified to serve on our board of directors because of his leadership experience in the biotechnology and pharmaceutical industries.

Theodore R. Schroeder has served on our board of directors since August 2015. Since July 2018, Mr. Schroeder has served as Chief Executive Officer and as a member of the board of directors of Nabriva Therapeutics plc, a biopharmaceutical company. Previously, Mr. Schroeder served as President, Chief Executive Officer and as a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company, from June 2015 to July 2018. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a formerly- public pharmaceutical company, and served as its President and Chief Executive Officer, and as a member of the board of directors, from May 2004 until its acquisition in March 2014 by Mallinckrodt Pharmaceuticals, Inc.  Prior to this, Mr. Schroeder held a number of hospital-related sales and marketing positions with Elan, Dura Pharmaceuticals and Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder has served on the board of directors of Cidara Therapeutics, Inc., a public biotechnology company, since April 2014 and Collegium Pharmaceuticals, a public specialty pharmaceutical company, since January 2016. Mr. Schroeder holds a Bachelor’s degree in management from Rutgers University.

We believe Mr. Schroeder is qualified to serve on our board of directors because of his leadership and broad range of experience in pharmaceutical and life sciences companies.

Director Independence

Our common stock is listed on The NASDAQ Global Select Market. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of NASDAQ, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Drs. Breitmeyer, Kennedy and Lichter, Messrs. McGill and Schroeder, and Ms. Capps, representing six of our seven current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Our board of directors also determined that Ms. Capps (chairperson), Dr. Breitmeyer and Mr. McGill, who currently comprise our audit committee, and Mr. Schroeder (chairperson) and Drs. Breitmeyer and Lichter, who currently comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of NASDAQ.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Lichter. As a general policy, our board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such, Dr. Weber serves as our President and Chief Executive Officer while Dr. Lichter serves as our Chairman of the board of directors but is not an officer. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Meetings and Committees

During 2020, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors then serving on our board of directors attended our 2020 annual meeting of stockholders.

We have established an audit committee, a compensation committee and a corporate governance and nominating committee. We believe that the composition of these committees will meet the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with the requirements of the NASDAQ Global Select Market with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Ms. Capps, Dr. Breitmeyer and Mr. McGill, each of whom is a non-employee member of our board of directors. Ms. Capps serves as the chairperson of our audit committee. All members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current NASDAQ listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Capps, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under NASDAQ listing standards. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing reports and communications from the independent registered public accounting firm;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•

establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. A copy of the charter of our audit committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2020, our audit committee held five meetings.

Compensation Committee

The members of our compensation committee are Mr. Schroeder and Drs. Breitmeyer and Lichter. Mr. Schroeder serves as the chairperson of our compensation committee.  All members of our compensation committee meet the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;
•	reviewing and approving or recommending to the board for approval compensation for our executive officers and directors;
•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and
•	administering our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the listing standards of NASDAQ. A copy of the charter of our compensation committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2020, our compensation committee held five meetings.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Mr. McGill, Ms. Capps and Dr. Kennedy. Mr. McGill serves as the chairperson of our corporate governance and nominating committee. All members of our corporate governance and nominating committee meet the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. The responsibilities of our corporate governance and nominating committee include, among other things:

•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	evaluating the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of NASDAQ. A copy of the charter of our corporate governance and nominating committee is available on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. During 2020, our corporate governance and nominating committee held three meetings.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Mr. Schroeder and Drs. Breitmeyer and Lichter served on our compensation committee. None of the members of our compensation committee was during 2020 an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

It is the policy of the corporate governance and nominating committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

The corporate governance and nominating committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:

•

The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the corporate governance and nominating committee from other sources.

•	In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the corporate governance and nominating committee will consider the following:
•	The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•

Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments (including but not limited to other board, committee and employment commitments, as applicable), and the like. The corporate governance and nominating committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the corporate governance and nominating committee deems appropriate.
•

Our board of directors believes that our board of directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. Although we do not maintain a specific policy with respect to board diversity, in making determinations regarding nominations of directors, our corporate governance and nominating committee takes into account the benefits of diverse viewpoints.

•	The corporate governance and nominating committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•	The highest personal and professional ethics and integrity.
•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Skills that are complementary to those of the existing board of directors.
•	The ability to assist and support management and make significant contributions to the Company’s success.
•

An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the corporate governance and nominating committee determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, our board directors or management.

The corporate governance and nominating committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. Additionally, the corporate governance and nominating committee has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

Annually the board of directors conducts a review and assessment regarding the peformance and effectiveness of the board of directors and each of the committees and evaluates opportunities to improve performace and effectiveness.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 4796 Executive Drive, San Diego, California 92121. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the SEC. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of the Company’s bylaws, and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, or any successor thereto.

Communications with the Board of Directors

Our board of directors believes that management speaks for Otonomy, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121, Attn: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our corporate governance and nominating committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial and Business Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct is posted on our website at http://investors.otonomy.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Ethics and Conduct, and any waivers of our Code of Ethics and Conduct for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process.

Our board of directors administers oversight of the risk management function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our corporate governance and nominating committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Compensation

Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors.

Our compensation committee has the primary responsibility for reviewing and approving the compensation paid to non-employee directors.  Our compensation committee reviews at least annually the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consulting firm, Radford, regarding practices at comparable companies.  As part of this analysis, Radford reviews non-employee director compensation trends and data from companies comprising the same peer group used by our compensation committee in connection with its review of executive compensation. Based on this review, our compensation committee has made adjustments to the non-employee director compensation program, most recently in April 2020, in an effort to provide competitive compensation opportunities for our non-employee directors.

Cash Compensation

All non-employee directors are entitled to receive the following cash compensation for their services:

•	$40,000 (or before the adjustment in April 2020, $35,000) per year for service as a board member;
•	$30,000 (or before the adjustment in April 2020, $20,000) per year for service as chairman of the board;
•	$15,000 per year for service as chairperson of the audit committee;
•	$7,500 per year for service as an audit committee member;
•	$11,000 (or before the adjustment in April 2020, $10,000) per year for service as chairperson of the compensation committee;
•	$5,500 (or before the adjustment in April 2020, $5,000) per year for service as a compensation committee member;
•	$7,500 per year for service as chairperson of the corporate governance and nominating committee; and
•	$4,000 (or before the adjustment in April 2020, $3,750) per year for service as a corporate governance and nominating committee member.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.

Equity Compensation

All non-employee directors are entitled to receive the following equity compensation for their services:

Each non-employee director is automatically granted an initial award of a nonstatutory stock option to purchase 35,000 shares of our common stock effective on the date on which such person first became elected as a non-employee director. On the date of each annual meeting of our stockholders, each non-employee director who had been a non-employee director for three months or more on the date of the annual meeting was automatically granted a nonstatutory stock option to purchase 17,500 shares of our common stock. The initial award will vest as to one-third of the shares subject thereto on each anniversary of the initial award’s grant date, provided that the director remains a service provider through the applicable vesting date. Each annual award will vest fully on the earlier of the anniversary date of the grant or the date of the next annual meeting held after the date of grant, provided that the director remains a service provider through the applicable vesting date. Prior to April 1, 2020, annual awards vested on the date of the next annual meeting held after the date of grant, provided that the director remained a service provider through the applicable vesting date.

Our 2014 Equity Incentive Plan (the “2014 Plan”) provides that in the event of a merger or change in control, as defined in the 2014 Plan, each outstanding equity award granted under the 2014 Plan that is held by a non-employee director will fully vest and all of the shares subject to such award will become fully exercisable, if applicable.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2020:

	Fees Earned
	or Paid in	Option
Name	Cash ($)	Awards ($)(1)(2)	Total ($)
James Breitmeyer, M.D., Ph.D.	51,625	47,567	99,192
Vickie Capps	57,688	47,567	105,255
Ciara Kennedy, Ph.D. (3)	36,229	132,736	168,965
Jay Lichter, Ph.D.	71,625	47,567	119,192
Iain McGill	53,750	47,567	101,317
Heather Preston, M.D. (4)	6,458	—	6,458
Theodore R. Schroeder	49,500	47,567	97,067

(1)

This column reflects the aggregate grant date fair value of stock options granted during 2020 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 10 to our audited financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)

As of December 31, 2020, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Dr. Breitmeyer (70,000 shares), Ms. Capps (97,500 shares); Dr. Kennedy (52,500 shares); Dr. Lichter (97,500 shares); Mr. McGill (92,500 shares); and Mr. Schroeder (107,500 shares).

(3)	Dr. Kennedy joined as a member of our board of directors on March 1, 2020.
(4)	Dr. Preston served as a member of our board of directors until February 28, 2020.

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven (7) members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved James B. Breitmeyer, M.D., Ph.D. and David A. Weber, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Drs. Breitmeyer and Weber will serve as Class I directors until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. Drs. Breitmeyer and Weber, are currently directors of our company, and each has agreed to being named in this proxy statement as nominees. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of James B. Breitmeyer, M.D., Ph.D. and David A. Weber, Ph.D. We expect that Drs. Breitmeyer and Weber will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. Accordingly, our board of directors and our compensation committee will consider the outcome of this vote when making future compensation decisions for our named executive officers.

We believe that the information provided in the section titled “Executive Compensation” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval of, on a non-binding advisory basis, the compensation paid to our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2010.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our audit committee believes that such a change would be in the best interests of Otonomy and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees (1)	$393,000	$528,000
Audit-Related Fees (2)	222,000	90,000
Tax Fees (3)	75,000	86,000
All Other Fees (4)	—	2,000
	$690,000	$706,000

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of an annual license fee for an accounting database subscription.

Auditor Independence

In 2020, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2020 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Otonomy, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;
•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Capps qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2020 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2021. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Vickie Capps (Chair)

James B. Breitmeyer, M.D., Ph.D.

Iain McGill

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 31, 2021. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
David A. Weber, Ph.D.	61	President, Chief Executive Officer and Director
Paul E. Cayer	59	Chief Financial and Business Officer
Alan C. Foster, Ph.D.	65	Chief Scientific Officer
Robert M. Savel, II	53	Chief Technical Officer

For the biography of Dr. Weber, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Paul E. Cayer has served as our Chief Business Officer since October 2008, Chief Financial Officer since October 2010, and served as our Secretary from February 2011 until July 2015 and again beginning in February 2021. Mr. Cayer brings more than 30 years of experience in the pharmaceutical, medical device and healthcare technology field. Prior to joining our company, Mr. Cayer served from 2005 to 2008 as Senior Vice President, Corporate Development for Verus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the treatment of allergic and respiratory disorders in children. Mr. Cayer has also held various management positions with Targeted Molecules Corporation, a biopharmaceutical company, Gensia Pharmaceuticals, Inc., a biopharmaceutical company, Acuson, a provider of medical ultrasound systems, Castle & Cooke, a consumer products company, and served as consultant with Booz-Allen & Hamilton, a management and technology consulting firm. Mr. Cayer received his Bachelor’s degree in biomechanical engineering from Harvard University and MBA from the Harvard Business School.

Alan C. Foster, Ph.D. was promoted to Chief Scientific Officer in April 2021, prior to which he served as our Vice President, Research since December 2014. Dr. Foster is a neuroscientist and pharmacologist with over 35 years of drug discovery and development experience. During his career, he has led research programs that identified multiple drug candidates for a wide range of biological targets in the neuroscience, ophthalmology and neurotology therapeutic areas. Prior to Otonomy, he served as Vice President of Pharmacology at Allergan, Inc., and Vice President of Neuroscience at Neurocrine Biosciences, Inc. Previously, he held research leadership positions at Gensia, Inc. and Merck. Dr. Foster was a post-doctoral fellow at both the University of California, Irvine, Department of Psychobiology, and the Maryland Psychiatric Research Center, University of Maryland School of Medicine. He obtained his Ph.D. in Neuropharmacology and a Bachelor’s degree in Physiology and Biochemistry from the University of Southampton, United Kingdom.

Robert M. Savel, II has served as our Chief Technical Officer since January 2014. From September 2011 to December 2013, Mr. Savel served as General Manager and Senior Vice President of Operations for Optimer Pharmaceuticals, Inc., a biopharmaceutical company. From September 2010 to June 2011, Mr. Savel served as Senior Vice President and Chief Technical Officer for Inspire Pharmaceuticals, Inc., an ophthalmic pharmaceutical company. From April 2008 to September 2010, Mr. Savel served as President of Savel Enterprises LLC, a management consulting firm providing technical and operational support to biopharmaceutical clients. From April 2007 to April 2008, Mr. Savel served as the Senior Vice President of Technical Operations for PDL BioPharma. Earlier in his career, he held leadership operating positions with Johnson & Johnson, which included the position of Vice President, Quality and Compliance. Mr. Savel received his Bachelor’s degree in mechanical engineering from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

EXECUTIVE COMPENSATION

Overview

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, our compensation committee is committed to providing the information necessary to help stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2020 executive compensation program for our named executive officers.

The following discussion of our processes and procedures for making compensation decisions for our named executive officers should be read together with the compensation tables and related disclosures set forth below. Our named executive officers for 2020, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	David A. Weber, Ph.D., President and Chief Executive Officer;
•	Paul E. Cayer, Chief Financial and Business Officer; and
•	Robert M. Savel, II, Chief Technical Officer.

Compensation Philosophy

Our compensation programs are designed to:

•	Support corporate objectives intended to drive stockholder value and promote the long-term growth of the Company.
•	Attract, incentivize and retain superior talent at the executive level through competitive compensation programs/arrangements.
•	Align rewards to the achievement of corporate goals intended to drive stockholder value.
•

Base executive rewards on achievement of measurable corporate goals that align to our strategic priorities and tactics to build stockholder value, as well as using equity awards to further align the interest of executives and stockholders.

Role of Compensation Committee

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions.  The compensation committee approves the compensation of our named executive officers, and provides recommendations to our board of directors for our CEO’s compensation. As part of the decision-making process, the compensation committee considers our overall performance compared to our corporate objectives, reviews competitive market information with our CEO for each executive officer, as well as their performance against objectives, together with their respective scope of responsibilities and experience level.

Role of Compensation Committee Consultant

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Our compensation committee retained Radford, part of the Rewards Solutions practice at Aon plc. (“Radford”), a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis.  Accordingly, Radford now serves at the discretion of our compensation committee. Radford has implemented policies and procedures to ensure the objectivity of its executive compensation consultants and the advice it provides to the compensation committee. The compensation committee conducts an annual assessment of Radford’s independence pursuant to the SEC rules and NASDAQ listing standards and concluded that Radford’s work did not give rise to any conflict of interest.

The compensation committee engaged Radford to conduct a competitive analysis of our executive compensation program. In connection with this analysis, Radford analyzed both publicly available data from the companies in our compensation peer group and compensation survey data, while also reviewing and considering historical data insights into our compensation practice and programs, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Role of Management

Management provides data, analysis, input and recommendations to the compensation committee through our CEO regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward goal achievement. Our compensation committee then reviews the Radford and management recommendations and other data and makes decisions as to total compensation for each executive officer other than the CEO, as well as each individual compensation component. While the compensation committee gives reasonable weight to our CEO’s evaluation of each executive officer’s performance and recommendation of appropriate compensation, the Compensation Committee’s decisions are made by the compensation committee in its sole discretion, and outside of the presence of any affected executive officers.  As noted above, our compensation committee approves and makes recommendations to our Board of Directors for approval the compensation for the CEO. The independent members of our board of directors make the final decisions regarding executive compensation for the CEO.

Use of Peer Group Data

Annually our compensation committee evaluates the peer group for suitability and modifies the peer group as needed.  Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies, with consideration of sector, business stage/revenue, and market capitalization, among other factors to complete a competitive analysis of the components of our executive compensation program and to help us determine the appropriate level of overall compensation for our executive officers.  The compensation committee uses the peer group data as one factor in determining the appropriate levels of overall total compensation and each individual compensation element for our executive officers. In addition to peer group data, as noted above, the compensation committee also considers market information and other data and analytics provided by Radford and management.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2020 and 2019.

				Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards ($)(2)	Compensation ($)(3)	Total ($)
David A. Weber, Ph.D.	2020	567,736	357,674	1,925,910	1,680	2,853,000
President and Chief Executive Officer	2019	545,900	327,540	1,278,000	1,680	2,153,120
Paul E. Cayer	2020	410,000	172,200	1,348,137	1,260	1,931,597
Chief Financial and Business Officer	2019	395,185	158,074	359,438	1,260	913,957
Robert M. Savel, II	2020	366,000	153,720	687,825	1,610	1,209,155
Chief Technical Officer	2019	355,000	142,000	319,500	1,260	817,760

(1)	This column reflects bonus payments earned in 2020 and 2019 and paid in the subsequent year.
(2)

This column reflects the aggregate grant date fair value of stock options granted during 2020 and 2019 computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 10 to our audited financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)	This column reflects the dollar value of the benefit to the named executive officer for the portion of the premium payable by us with respect to a life insurance policy.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2020.

Name	Commencement	Options		Exercise	Expiration
	Date	Exercisable	Unexercisable	Price	Date
David A. Weber, Ph.D.	5/18/2011	57,414(1)	—	$3.17	6/15/2021
	9/1/2013	390,149(1)	—	$1.76	12/20/2023
	4/23/2014	242,747(1)	—	$6.33	6/3/2024
	1/19/2018	368,836(2)	4,496(2)	$5.68	1/19/2026
	2/1/2018	250,000(3)	—	$5.80	2/1/2028
	2/1/2018	283,333(4)	116,667(4)	$5.80	2/1/2028
	1/15/2019	383,333(4)	416,667(4)	$2.02	1/15/2029
	1/15/2020	—	700,000(4)	$3.54	1/15/2030
Paul E. Cayer	9/18/2012	19,908(1)	—	$1.06	9/18/2022
	9/1/2013	137,088(1)	—	$1.76	12/20/2023
	4/23/2014	77,492(1)	—	$6.33	6/3/2024
	1/19/2018	131,810(5)	1,522(5)	$5.68	1/19/2026
	2/1/2018	92,083(4)	37,917(4)	$5.80	2/1/2028
	1/15/2019	107,812(4)	117,188(4)	$2.02	1/15/2029
	1/15/2020	—	490,000(4)	$3.54	1/15/2030
Robert M. Savel, II	1/6/2014	79,047(1)	—	$1.76	1/31/2024
	4/23/2014	32,994(1)	—	$6.33	6/3/2024
	1/19/2018	88,898(6)	1,101(6)	$5.68	1/19/2026
	2/1/2018	116,875(4)	48,125(4)	$5.80	2/1/2028
	1/15/2019	95,833(4)	104,167(4)	$2.02	1/15/2029
	1/15/2020	—	250,000(4)	$3.54	1/15/2030

(1)	All of the shares underlying the option were fully vested as of December 31, 2020.
(2)

Of the 373,332 shares subject to the option, 211,526 shares vested on January 19, 2019. Of the remaining 161,806 shares subject to the option, one-third of these shares vested on January 19, 2019, and 1/36th of these shares vest monthly thereafter, subject to continued service through each vesting date.

(3)	100% of the shares subject to the option vested in full on December 21, 2018 upon the Company’s satisfaction of certain performance criteria for the year ended December 31, 2018.
(4)

1/4th of the shares subject to the option vested on the first anniversary of the grant date and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service through each vesting date

(5)

Of the 133,332 shares subject to the option, 78,610 shares vested on January 19, 2019. Of the remaining 54,722 shares subject to the option, one-third of these shares vested on January 19, 2019 and 1/36th of these shares vest monthly thereafter, subject to continued service through each vesting date.

(6)

Of the 89,999 shares subject to the option, 50,416 shares vested on January 19, 2019. Of the remaining 39,583 shares subject to the option, one-third of these shares vested on January 19, 2019, and 1/36th of these shares vest monthly thereafter, subject to continued service through each vesting date.

Equity Incentive Plan Awards

Equity compensation represents the largest at-risk element of our executive compensation program. Our equity compensation is designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market. During the fiscal year ended December 31, 2020, we granted options to each of our named executive officers.

Equity opportunities are generally reviewed and determined annually at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership. This review also considers the retentive value of stock options, taking into account the stage of our clinical trials as well the proportion of options held by our CEO and leadership team that were underwater at the time awards were granted in 2020. Other factors we consider include historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant.

Non-Equity Incentive Plan Awards

Our named executive officers participated in a bonus program in 2020 under our Executive Incentive Compensation Plan (the “Bonus Plan”).  The Bonus Plan allows our compensation committee (or board of directors with respect to our CEO) to provide cash incentive awards through the payment of bonuses to selected employees, including our named executive officers, determined by our compensation committee (or board of directors with respect to our CEO), based upon performance goals or other criteria established by our compensation committee (or board of directors with respect to our CEO).

For fiscal year 2020, the target annual bonuses for Dr. Weber and Messrs. Cayer and Savel were equal to 60%, 40% and 40%, respectively, of each NEO’s base salary.

Our corporate bonus objectives were based on operational and developmental milestones related to our clinical and preclinical development programs and business and corporate development initiatives.  We met key strategic milestones to advance our product pipeline and achieve our corporate objectives, while navigating the setbacks of a global pandemic. We completed enrollment in three clinical trials, and received positive clinical results for both OTO-313 in tinnitus and OTO-413 in hearing loss positioning the Company to continue clinical development in 2021 for both of these programs. We also further advanced development of our robust preclinical pipeline in neurotology by selecting a product candidate, OTO-825, for our GJB2 gene therapy program, demonstrating preclinical proof-of-concept for our OTO-510 otoprotection program, and licensing a novel compound for our OTO-6XX hair cell repair and regeneration program. Among additional key objectives met, we completed a public offering for total gross proceeds of $69.1 million to support our programs.

For 2020, bonuses awarded were based upon the 105% achievement of performance metrics tied to our corporate objectives, including pertaining to our advancement of our preclinical and clinical programs, and achievement of corporate development, operational and financial initiatives, as determined by the compensation committee and, with respect to the CEO, as determined by the board of directors.

Executive Employment Agreements

David A. Weber, Ph.D.

We have entered into an employment agreement with Dr. Weber, effective as of August 13, 2014. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Dr. Weber will continue to serve as our President and Chief Executive Officer on an “at will” basis. Dr. Weber’s base salary was $545,900 during 2019 and was increased to $567,736 for 2020. He is eligible to receive an annual performance bonus with the target amount determined as 60% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us. Dr. Weber’s employment agreement also provides that he will continue to serve as a member of our board of directors during the term of his employment subject to board and/ or stockholder approval.

Pursuant to the employment agreement of Dr. Weber, if we terminate the employment of Dr. Weber other than for death, disability, or “cause” or Dr. Weber resigns for “good reason” (as such terms are defined in Dr. Weber’s employment agreement), and, within 60 days following his termination, Dr. Weber executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Dr. Weber is entitled to receive (i) continuing payments of his then-current base salary for a period of 12 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained our employee for an additional 24 months.

Pursuant to the employment agreement of Dr. Weber, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Dr. Weber’s employment agreement), the employment of Dr. Weber is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, Dr. Weber executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Dr. Weber is entitled to receive (i) a lump sum payment equal to 18 months of his then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to 150% of the higher of (x) his full target annual bonus for the fiscal year of termination, or (y) his full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 18 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination.

In the event any payment to Dr. Weber pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Weber will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Paul E. Cayer

We have entered into an employment agreement with Mr. Cayer, effective as of August 13, 2014. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Mr. Cayer will continue to serve as our Chief Financial and Business Officer on an “at will” basis. Mr. Cayer’s base salary was $395,185 during 2019 and was increased to $410,000 for 2020. He is eligible to receive an annual performance bonus with the target amount determined as 40% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us.

Pursuant to the employment agreement of Mr. Cayer, if we terminate the employment of Mr. Cayer other than for death, disability, or “cause” or Mr. Cayer resigns for “good reason” (as such terms are defined in Mr. Cayer’s employment agreement), and, within 60 days following his termination, Mr. Cayer executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director,  Mr. Cayer is entitled to receive (i) continuing payments of his then-current base salary for a period of 9 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 9 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained our employee for an additional 12 months.

Pursuant to the employment agreement of Mr. Cayer, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Mr. Cayer’s employment agreement), the employment of Mr. Cayer is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, Mr. Cayer executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Mr. Cayer is entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to the higher of (x) his full target annual bonus for the fiscal year of termination, or (y) his full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination.

In the event any payment to Mr. Cayer pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Mr. Cayer will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Robert M. Savel, II

We have entered into an employment agreement with Mr. Savel, effective as of July 31, 2014. The employment agreement has an initial term of 4 years, subject to earlier termination as provided in the employment agreement. Unless either party gives at least 90 days’ notice prior to the expiration of the initial term or the then-current additional term, as applicable, the employment agreement shall be renewed for an additional term of 1 year, in each case, commencing on the expiration of the initial term or the then-current additional term, as the case may be, subject to earlier termination as provided in the employment agreement. In the event of a “change of control” (as defined in the employment agreement), if there is less than 12 months remaining in the initial term or then-current additional term, as applicable, the term will automatically extend until the 12-month anniversary following the change of control. Pursuant to the agreement, Mr. Savel will continue to serve as our Chief Technology Officer on an “at will” basis. Mr. Savel’s base salary was $355,000 during 2019 and was increased to $366,000 for 2020. He is eligible to receive an annual performance bonus with the target amount determined as 40% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by us.

Pursuant to the employment agreement of Mr. Savel, if we terminate the employment of Mr. Savel other than for death, disability, or “cause” or Mr. Savel resigns for “good reason” (as such terms are defined in Mr. Savel’s employment agreement), and, within 60 days following his termination, Mr. Savel executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Mr. Savel is entitled to receive (i) continuing payments of his then-current base salary for a period of 9 months, payable pursuant to our regular payroll procedures, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, payable in accordance with our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for his and his respective dependents for up to 9 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained our employee for an additional 12 months.

Pursuant to the employment agreement of Mr. Savel, if, within the 3 month period prior to or the 12 month period following a “change of control” (as defined in Mr. Savel’s employment agreement), the employment of Mr. Savel is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, Mr. Savel executes a waiver and release of claims in our favor and resigns from all positions he may hold as an officer or director, Mr. Savel is entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary, payable pursuant to our regular payroll procedures, (ii) a lump sum payment equal to the higher of (x) his full target annual bonus for the fiscal year of termination, or (y) his full target annual bonus for the fiscal year in which the change of control occurs, payable pursuant to our regular payroll procedures, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for his and his respective dependents for up to 12 months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination.

In the event any payment to Mr. Savel pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Mr. Savel will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2010 Equity Incentive Plan (1)	1,297,478(4)	$3.48	—
2014 Equity Incentive Plan (2)	8,545,266(5)	$4.20	2,553,854
2014 Employee Stock Purchase Plan (3)	—	—	2,301,704
Equity compensation plans not approved by security holders	—	—	—
TOTAL	9,842,744	$4.11	4,855,558

(1)

Our board of directors adopted, and our stockholders approved, the 2010 Equity Incentive Plan, as amended (“2010 Plan”). As a result of our initial public offering and the adoption of the 2014 Equity Incentive Plan (“2014 Plan”), we no longer grant awards under the 2010 Plan; however, all outstanding options issued pursuant to the 2010 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2014 Plan.

(2)

Our board of directors adopted, and our stockholders approved, the 2014 Plan. The 2014 Plan provides that the number of shares available for issuance under the 2014 Plan will be increased on the first day of each fiscal year beginning with the 2015 fiscal year, in an amount equal to the lesser of (i) 2,500,000 shares, (ii) five percent (5.0%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

(3)

Our board of directors adopted, and our stockholders approved, the 2014 Employee Stock Purchase Plan (“ESPP”). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2015 fiscal year, in an amount equal to the lesser of (i) 800,000 shares, (ii) one and one-half percent (1.5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.

(4)	Consists of options to purchase 1,297,478 shares.
(5)	Consists of options to purchase 8,545,266 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 48,319,202 shares of our common stock outstanding as of March 31, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2021, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP (1)	7,220,074	13.8%
Federated Hermes, Inc. (2)	4,856,200	10.1%
Entities affiliated with OrbiMed Advisors LLC (3)	3,250,000	6.7%
Sofinnova Investments, Inc. (4)	2,620,668	5.4%
Cormorant Asset Management, LP (5)	2,600,000	5.4%
Executive Officers and Directors:
David A. Weber, Ph.D. (6)	2,370,221	4.7%
Paul E. Cayer (7)	796,454	1.6%
Robert M. Savel, II (8)	557,535	1.1%
James Breitmeyer, M.D., Ph.D (9)	40,833	*
Vickie Capps (10)	127,242	*
Ciara Kennedy, Ph.D. (11)	11,666	*
Jay Lichter, Ph.D. (12)	80,000	*
Iain McGill (13)	75,000	*
Theodore R. Schroeder (14)	90,000	*
All current directors and executive officers as a group (9 persons) (15)	4,148,951	7.9%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Based on information set forth in a Schedule 13G filed with the SEC by Baker Bros. Advisors LP (“BBA”) on April 12, 2021, reporting beneficial ownership as of March 31, 2021, these shares consist of (i) 6,683,788 shares of our common stock directly held by Baker Brothers Life Sciences, L.P. (“Life Sciences”) as well as shares of our common stock that may be acquired upon exercise of pre-funded warrants held by Life Sciences, subject to the limitations on exercise described below and (ii) 536,286 shares of our common stock directly held by 667, L.P. (“667”, and together with Life Sciences, the “Funds”) as well as shares of our common stock that may be acquired upon exercise of pre-funded warrants held by 667, subject to the limitations on exercise described below. The pre-funded warrants held by the Funds are only exercisable to the extent that after giving effect to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 4.99% of our outstanding common stock, which percentage can be increased not in excess of 19.99% or decreased by the Funds upon written request to us, with such increase or decrease becoming effective on the 61st day after such notice is delivered to us. As a result of this restriction, the pre-funded warrants held by the Funds are not presently exercisable and the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by the Funds may change depending upon changes in our outstanding common stock. Pursuant to the management agreements, as amended, among BBA, the Funds and their respective general partners, the Funds’ respective general partners relinquished to BBA all discretion and authority with respect to the investment and voting power of the securities held by the Funds and thus BBA has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, and BBA may be deemed to be beneficial owners of securities directly held by the Funds. The principal business address of the entities affiliated with BBA is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, New York 10014.

(2)

Based on information set forth in a Schedule 13G/A filed with the SEC by Federated Hermes, Inc. (“Federated Hermes”) on February 10, 2021, these shares consist of 4,856,200 shares held by and over which Federated Hermes has sole voting and dispositive power.  Federated Hermes is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp.(the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own the reported shares. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes. All of Federated Hermes’ outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”).  The Trustees have collective voting control that they can exercise over Federated Hermes. Federated Hermes, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the reported shares. The principal business address of Federated Hermes is 1001 Liberty Avenue, Pittsburg, Pennsylvania 15222-3779.

(3)

Based on information set forth in a Schedule 13G filed with the SEC by OrbiMed Advisors LLC (“OrbiMed Advisors”) on February 12, 2021, these shares consist of (i) 2,480,800 shares held by and over which OrbiMed Capital LLC (“OrbiMed Capital”) has sole voting and dispositive power and (ii) 769,200 shares held by and over which OrbiMed Advisors has shared voting and dispositive power.  OrbiMed Advisors and OrbiMed Capital hold shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. No one such other person’s interest in the securities whose ownership is reported here relates to more than five percent of the class. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power over the shares through a management committee comprised of Carl L.Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of such shares. The address for OrbiMed Advisors and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)

Based on information set forth in a Schedule 13G filed with the SEC by Sofinnova Investments, Inc. (“Sofinnova Investments”) on February 16, 2021, these shares consist of 4,856,200 shares held by and over which Sofinnova Investments has sole voting and dispositive power.  The shares are beneficially owned by investment funds for which Sofinnova BioEquities GP, LLC (“Sofinnova BioEquities”) exercises investment discretion with respect to such shares. Sofinnova Investments serves as investment advisor to Sofinnova BioEquities.  The address for Sofinnova Investments is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, CA 94025.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC by Cormorant Asset Management, LP (“Cormorant LP”) on February 16, 2021, these shares consist of 2,600,000 shares held by Cormorant LP. Shares held by Cormorant LP represent shares which are beneficially owned by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and a managed account (the “Cormorant Account”) with shared voting and dispositive power.  Cormorant Global Healthcare GP, LLC (“Cormorant Global”) serves as the general partner of the Master Fund. Cormorant LP serves as the investment manager to the Master Fund and the Cormorant Account. Bihua Chen serves as the managing member of Cormorant Global and the general partner of Cormorant LP. Each of Cormorant LP, the Master Fund, the Cormorant Account, Cormorant Global, and Bihua Chen disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The address of the entities affiliated with Cormorant LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(6)

Consists of (i) 2,338,641 shares held by Dr. Weber issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021, (ii) 21,876 shares held by The Weber Trust Dated March 9, 2005, for which Dr. Weber serves as trustee and (iii) 9,704 shares held of record by Dr. Weber.

(7)	Consists of (i) 768,028 shares held by Mr. Cayer issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021 and (ii) 28,426 shares held of record by Mr. Cayer.
(8)	Consists of (i) 536,101 shares held by Mr. Savel issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021 and (ii) 21,434 shares held of record by Mr. Savel.
(9)	Consists of 40,833 shares held by Dr. Breitmeyer issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021.
(10)

Consists of (i) 80,000 shares held by Ms. Capps issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021, (ii) 45,642 shares held of record by Ms. Capps and (iii) 1,600 shares held of record by her spouse.

(11)	Consists of 11,666 shares held by Dr. Kennedy issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021.
(12)	Consists of 80,000 shares held by Dr. Lichter issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021.
(13)	Consists of 75,000 shares held by Mr. McGill issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021.
(14)	Consists of 90,000 shares held by Mr. Schroeder issuable upon the exercise of options that are exercisable within 60 days of March 31, 2021.
(15)

Consists of (i) 128,682 shares held of record by our current executive officers and directors and (ii) 4,020,269 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2021.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement

In connection with our sale and issuance of series D convertible preferred stock in April 2014, we entered into a third amended and restated investors’ rights agreement with the holders of our convertible preferred stock, including Vickie Capps, a member of our board of directors, and an entity affiliated with David A. Weber, Ph.D., a member of our board directors and our President and Chief Executive Officer. This agreement provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing, as well as certain information rights and rights of first refusal.

Other Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our named executive officers, see “Executive Compensation—Executive Employment Agreements.”

We have granted stock options to our named executive officers, other executive officers and certain of our directors. See “Executive Compensation—Executive Employment Agreements.”

Other than as described above, since January 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy providing that our audit committee will be responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) in which a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members. In reviewing any related party transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2020 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K filed with the SEC on February 11, 2021 (File No. 001-36591). This proxy statement and our Annual Report are posted in the Financial Information section of the Investor Relations webpage at http://investors.otonomy.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Otonomy, Inc., Attention: Investor Relations, 4796 Executive Drive, San Diego, California 92121.

Company Website

We maintain a website at www.otonomy.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Otonomy’s principal executive offices no later than January 6, 2022. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2022 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Otonomy at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Otonomy first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than February 18, 2022, and no later than March 22, 2022, unless our annual meeting date occurs more than 30 days before or 60 days after June 22, 2022. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. Otonomy will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2022 annual meeting of stockholders must be addressed to: Secretary, Otonomy, Inc., 4796 Executive Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

***

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Diego, California
April 28, 2021

OTONOMY, INC.  4796 EXECUTIVE DRIVE  SAN DIEGO, CA 92121  D53116-P52171  For All  Withhold All  For All Except  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  OTONOMY, INC.  The Board of Directors recommends you vote FOR the following: 1. Election of Directors  Nominees:  01 James B. Breitmeyer, M.D., Ph.D. 02 David A. Weber, Ph.D.  For  Against  Abstain  The Board of Directors recommends you vote FOR the following proposals:  2. The approval of, on a non-binding advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement.  3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.  NOTE: In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting and any adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/OTIC2021.  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

OTONOMY, INC.  Annual Meeting of Stockholders  June 22, 2021 8:00 a.m., Pacific Time  This proxy is solicited by the Board of Directors  The undersigned stockholder hereby appoints David A. Weber, Ph.D. and Paul E. Cayer, or one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OTONOMY, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 a.m., Pacific Time on June 22, 2021, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be conducted virtually via live webcast. You will be able to attend the Annual Meeting of Stockholders by visiting www.virtualshareholdermeeting.com/OTIC2021.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. D53117-P52171